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                                                           Z-TEL COMMUNICATIONS
                                                         Moderator: Sarah Bialk
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                                                          Confirmation #2116835
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Exhibit 99.2

                              Z-TEL COMMUNICATIONS

                             MODERATOR: SARAH BIALK
                                NOVEMBER 6, 2003
                                   9:00 AM CT

Operator:                  Ladies and gentlemen. Thank you for standing by.
                           Welcome to the Z-Tel Technology 3rd Quarter 2003 earnings release.

                           During the presentation, all participants will be in the listen-only mode. Afterwards, we will conduct our question and answer session. At that time, if you have a question, you will need to press the 1 followed by the 4 on your telephone.

                           As a reminder, this conference is being recorded, Thursday, November 6, 2003. I would now like to turn the conference over to Ms. Sarah Bialk, Director of Investor Relations. Please go ahead, Ma'am.

Sarah Bialk:               Thank you. I'd like to welcome everyone today to
                           Z-Tel's 3rd quarter 2003 earnings conference call.
                           You may also access this call on the Internet at www.ztel.com, streetevents.com, or fulldisclosure.com.

                           Please note that the content of this web cast contains time-sensitive information that is accurate only as of the date of the live broadcast, November 6, 2003, and the on-line replay will be available shortly after the


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                                                           Z-TEL COMMUNICATIONS
                                                         Moderator: Sarah Bialk
                                                            11-06-03/9:00 am CT
                                                          Confirmation #2116835
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                           conclusion of the call. You may also view a copy of
                           today's press release at our website, z-tel.com.

                           To the extent that any non-GAPP financial measures discussed in today's call, you may also find a reconciliation of that measure to the most directly comparable financial measure calculated according to GAPP on the company's website by following the link learn - the Learn link to Investors Relation, selecting In the News, and clicking on Today's News Release.

                           Joining me today are Greg Smith, President, CEO and Chairman of Z-Tel and Trey Davis, Z-Tel's Chief Financial Officer.

                           Before we begin, I'd like to remind everyone that statements made during this conference call, other than those related to historical information, constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, discussions of forecasts, estimates, targets, plans, beliefs, expectations, and the like are intended to be forward-looking statements.

                           These forward-looking statements, which are based on management's current beliefs and assumptions and current information known to management involve known and unknown risks and uncertainties and other factors that may cause actual results, performance, or achievements to differ materially from those predicted.

                           Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements are contained in the Z-Tel press release we issued today, as well as the 2002 Annual Report Form 10-K dated March 30, 2003, and filed with the Securities and Exchange


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                                                           Z-TEL COMMUNICATIONS
                                                         Moderator: Sarah Bialk
                                                            11-06-03/9:00 am CT
                                                          Confirmation #2116835
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                           Commission, including but not limited to the section
                           of that document entitled, Risks Related to our Financial Condition and our Business.

                           Z-Tel is, of course, under no duty and undertakes no obligation to update any forward-looking statements we make in this call.

                           I'd like to remind our listeners that we will all be available after the call for questions.

                           Now, I'll turn the call over to Trey Davis, our Chief Financial Officer.

Trey Davis:                Thank you, Sarah. During the 3rd quarter of 2003,
                           Z-Tel's quarter total revenue 81 and a half million dollars. This was composed of about $52.8 million of retail revenue and $28.7 million of wholesale services revenue.

                           As of September 30, the company had reported just under $212 million in total revenue for the 9 months, of which about $154 million was attributable to company-owned lines and services and slightly less than $58 million was attributable to wholesale services.

                           During the 3rd quarter on our retail side of our business the company's gross margin was just under 51% of applicable revenue. This retail figure excluded the company's wholesale services.

                           In dollar terms, the company generated a retail gross profit of about $26.7 million from the 90-day period. And with respect to the UNE-P stand alone portion of our business, the company reported a gross profit of about $25 million during the quarter, or roughly $34 per average UNE-P line and service per month.


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                                                         Moderator: Sarah Bialk
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                           On the wholesale side of our business during the 3rd
                           quarter, Sprint accounted for nearly $23 million of our total wholesale revenue. Sprint, now our primary wholesale services partner, accelerated line growth during the 3rd quarter, ending the 3rd quarter with in excess of 200,000 wholesale lines and services (retail).

                           And during the 4th quarter, and into 2004, we anticipate that Sprint will continue to ramp lines and services at a fairly robust rate and that revenue growth should follow accordingly.

                           Also, in the wholesale side of our business, during the 3rd quarter MCI notified us that they will be ending their Wholesale Service Agreement with us. As we stated in our last earnings call, from a practical standpoint most of the activity associated with us (were being diminished) during the first half of the year.

                           We will (accord) minimal MCI wholesale services revenue a going forward basis during the upcoming quarter and probably no revenue associated with MCI by January of next year.

                           During the 3rd quarter, the company recorded about $35.2 million of cash operating expense - cash operating expense defined as total cash expense, excluding network related and bad debt expense. And this figure included about $7.4 million of expense that was directly assignable with the company's wholesale services line of business.

                           During the 3rd quarter we reported just under $4 million in bad debt expense. This represented just about 7 1/2% of retail revenues and this was in line with our expectations for the quarter.


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                           In addition, core operational enhancements to our
                           (collection) process, we have also been successful in selling some very old accounts receivable, which has helps our overall collection experience.

                           During the 3rd quarter, we reported EBITDA of just under $4 million. This represented our sixth consecutive quarter of generating a positive operating profit. And as of September 30, the company has reported a cumulative EBITDA of just under $7 million over the 9 months.

                           Z-Tel reported total capital expenditures of just over $3 million during the 3rd quarter and of the total expenditure; about $900,000 represented capitalized salary expenses as related to software development activities, while the balance represented expenditures on hard assets.

                           As of September 30, cash on hand was about $14.5 million. This was approximately the same amount of cash that we had on hand at June 30, and also on the subject of liquidity, we were recently notified by our (factoring) partner, (RFC), that (Texcom) Financial, (RFC)'s financial company, would be closing the Columbus, Ohio (RFC) operation as part of the downsizing.

                           As part of this action, we have transitioned our daily contact as a corporate parent and we have the (unintelligible) with (Texcom) not only just continuing under the existing arrangement, but we've also begun some work that will lead us to converting the existing (factoring) facility in some form of an (asset based) loan.

                           This transformation if it transpires could potentially be a source of incremental liquidity to detail. We are working on this and a variety of other issues in an effort to boost our short-term liquidity working capital flexibility of the balance of the year.


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                                                         Moderator: Sarah Bialk
                                                            11-06-03/9:00 am CT
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                           Turning to the future, we are amending our financial
                           guidance as follows for the full year. We anticipate reporting total revenue of approximately $300 million, EBITDA of about $9 to $10 million, and cash on hand at the end of the year should approximately $12 million or more.

                           Now, I'd like to turn this morning's call over to our President and Chief Executive officer, Greg Smith.

D. Gregory Smith:          Thanks, Trey. I don't have much to add to Trey's
                           comments regarding the numbers this morning. But instead, what I would like to do is to take a few minutes to provide some perspective on the past 18 months and how our position is going into 2004 and beyond.

                           I like the way we sit right now, and our own capabilities and improving economy, and the on-going industry changes which I believe benefit Z-Tel, offering exciting opportunities to be one of the big winners in telecom today, and for that become more and more apparent in the upcoming quarters.

                           First some perspective. Last week we were reviewing the numbers with our Board of Directors and Trey put up a slide of our last 6 quarters operating performance and I immediately thought - hey, this looks like Groundhog Day - same thing almost every quarter.

                           Meaning, that while revenue moved around some, EBITDA numbers per quarter became stuck somewhere between breakeven and 4 million per quarter.


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                           It's also been largely the case that over 18 months,
                           the cash flow from operations maxes on the button of cash outlay for CAP X and (debt) retirement.

                           But that really doesn't tell the story of the past year and half, and I don't want to draw too long on it. I believe our ability to deal with the challenges of the last year and half are probably a lot more indicative of our ability to prosper in years ahead then anything else I may tell you.

                           So, here's a quick history. Eighteen months we launched with MCI, the Neighborhood. PECO was losing money at the time, but the MCI program grew extraordinarily rapidly and within months was generating for Z-Tel $30 million in annualized EBITDA contribution. (Z-Tel) (flipped) over a positive EBITDA, cash stabilized and we (built) out the infrastructure, absorbed the MCI growth.

                           Fourteen months ago, MCI filed for bankruptcy at the same time we were looking to renew our factoring line of credit. No one else would even consider (unintelligible) to Z-Tel and our trade creditors reacted poorly too.

                           We also merely expected that MCI would attempt to respect our agreement and bring all of their processing back in house to save internal jobs and that proves to be the case.

                           Twelve months ago, we reached and accorded MCI to allow for early termination of our agreement and return for limits on our capital expense requirements and a listing of our non-compete provision.


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                                                            11-06-03/9:00 am CT
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                           We then faced the prospect of having to replace $30
                           million in annualized EBITDA contributions within the next 6 to 9 months, with only $15 million or so on the bank to make it happen.

                           Making things worse, as maybe you all remember, just 12 months ago, the telecom industry was in the news every day with the (Triangle) review and many believed that UNE-P was going to be...February. It was (unintelligible) closed any major wholesale initiative and it's hard to imagine a more hostile environment.

                           Ten months ago we saw the fog lift a bit when we signed a Letter of Intent with Sprint to do a test program. They did not firmly commit to the program officially until 5 months ago when the final SEC ruling came out and when the new management team was firmly in place.

                           So, as a result, in the past 6 months MCI has gone essentially completely away while Sprint is just now starting to formalize its program and begin growing.

                           In (crescent) news, however, and for listeners, is that today we've made up almost all that $30 million annual (debit) without a second cash balance is in (any mature) way, and while building a business model we expect to lead to higher profitability in years ahead. And we didn't have to gut any of this stuff that we believe that are (central) competing in the marketplace - Great technology, a whole new way of looking at the business, and intense focus on getting better at what we do.

                           The net retail is so much better in position then it was at 12 months ago. Operationally, lines of business, and internal capabilities and if one only looked at the quarter-to-quarter income statements, the whole story is lost.


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                                                         Moderator: Sarah Bialk
                                                            11-06-03/9:00 am CT
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                           But it's real, and we did it, and it's also I've very
                           confident we're going to draw a lot of financial improvements.

                           Okay, enough perspective on the past. Let's talk about what's going on right now (unintelligible).

                           First, the wholesale area of business is very busy. Sprint has already reported (unintelligible),000 lines in service and its total investors have (chartered) 300,000 lines by year end.

                           This is obviously moved from a test program to a (course) (unintelligible), and we are now working within multiple units within Sprint, including business, wholesale and (unintelligible) PTI.

                           We just completed a two-day planning session with Sprint covering operations and technology plans and 2004 is shaping up to be a very busy year.

                           (Modeling) and the one Sprint (acting plan) and maybe you all are probably seeing put explicitly to their strategy, and we believe that both will continue to expand to our relationship.

                           Sprint (does) business with about 15% of the households in the United States so we're quite optimistic about our opportunities.

                           (Unintelligible) is the most important component of our whole built-ins right now, but we are adding to it at the (margin).

                           We recently signed two agreements; one with a long distance reseller and the other (SWAC), seeking used Z-Tel for off-net applications. We have a large


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                                                            11-06-03/9:00 am CT
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                           number of these type of opportunities in the pipeline
                           and in the (unintelligible) areas, they should be as large a contributor as Sprint on a quarter-to-quarter basis as they come on the platform in coming quarters.

                           As to the next (unintelligible) opportunities, we have on-going discussions with a number of large communication companies looking to use UNE-P as a bundling strategy, but while it's (unintelligible) (number reportability) and other matters are slowing those discussions down and we'll comment on those as progress - as they're warranted.

                           Modeling wholesale contributions to Z-Tel, EBITDA is a pretty simple exercise. Every additional 100,000 lines manned by Z-Tel generates more then $4 million in incremental annualized EBITDA. Now, that the MCI run-off is largely complete, I suspect investors will be able to see us more clearly in the quarters ahead.

                           The second area I want to address in Z-Tel is our growing presence in business. Our primary approach now is calling on national accounts that have multiple branches spanning several states, either typically financial institutions, (unintelligible) brokers, medical practices, hotels and restaurants, but they strongly desire an outsource management company to acquire and then help manage itself on resources.

                           We're winning at 90% of these opportunities and have almost 200,000 lines now under quote or under some type of negotiation. These are obviously (lumpy) sales with a long sales cycle, so this will be a big part of retail business in 2004.

                           We've now crossed the 14,000 line mark, and we expect to see strong growth about 5,000 plus lines per month consistently in the months and years ahead.


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                                                           Z-TEL COMMUNICATIONS
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                                                            11-06-03/9:00 am CT
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                           Our business (groups) are only six months old but it
                           clearly will be a major area of focus for Z-Tel.

                           Our (list) of property, particularly (unintelligible) for business applications and we believe that managed communications for companies as a business model in corporate America (unintelligible) and the retail particularly well suited and fits companies large and small and medium (unintelligible).

                           We've assembled a great team with over 35 professionals in 6 months. Each new business line modeling business will contribute over ($106) dollars in annualized EBITDA, the contributions margin will increase rapidly as (unintelligible).

                           (When we last discussed) the consumer business. The consumer business is very challenging right now and we are taking the approach to man this segment for earnings...

                           ...and not necessarily for growth. Right now it's a higher term and higher bad debt business then many other (consult) coms for obvious (unintelligible) we believe. We're making solid progress on driving those down, both (unintelligible) and bad debt, and consumer lines are now stabilizing but it's clear to me that for (veshal) at least, trying to grow business by trying to sell plain old dial tone to consumers on a value proposition is a tough proposition for making money.

                           So, as a result, we continue to improve our operational methods and raise our credit requirements and continue our rigid discipline for growing (unintelligible) activity.


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                                                           Z-TEL COMMUNICATIONS
                                                         Moderator: Sarah Bialk
                                                            11-06-03/9:00 am CT
                                                          Confirmation #2116835
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                           (Unintelligible) in the 3rd quarter of continued
                           drive down line in service, but, importantly, cost inside our (veshel) dropped faster. (Unintelligible) has (trade) noted it down and calls the customer service and support costs are dropping rapidly.

                           (Sharing) is now below 6% for all reasons, down from 9% plus we saw most of the summer. We're driving it below 5% and we believe in Q4 we can do so, but you have to do it by being super selective on new customer metrics. That will win back efforts as (inferocious) and has been a factor insuring the lower middle class customers to by Z-Com service for value. The financial (unintelligible) and pressures that they still attempt to manage in part by jumping before phone companies.

                           But before everyone jumps to the conclusion that we're exiting consumer business, don't. We've totally revamped about how we go about it and we're going to solve (besto) by solving real communication issues that are pertinent to (avoid) the (system) (tower) services.

                           So, that we get customers that are (inducted) or not we (can't) track some of the 85% plus the market that's never left (adult) companies.

                           So, we've traded a whole set of services
                           (unintelligible) bundles, the (current) 800 numbers, the standalone long-distance services, all powered by PVA.

                           So, today, we're starting to see non-UNE-P based services to customers, the (unintelligible) UNE-P based bundles depending on their needs.

                           We're also working on developing more effective distribution channels. One of the more exciting things we're launching this quarter is the in-store


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                           promotion of Z-Tel (unintelligible) system and
                           (unintelligible) to CompUSA, DataVision, and other selected similar electronic stores.

                           I should also note that in September Z-Tel presented at a (unintelligible) group retail conference, which was attended by all of the major buyers of electronic stores throughout the United States and we won the Best New Technology Award and finished second in Best New Retail Strategy.

                           So, we're excited about our prospects here. They won't have much impact in Q4, but we're looking to see what they can do moving forward.

                           NetNet, on a consumer business, we believe we stabilized the cash flow contributions from the consumer side of the (house) and also the revenue picture. But, more importantly, we're making real progress in seeing the service (debt) and distribution economics that are required to compete here in the years ahead.

                           We're caustically optimistic (as we saw) things in incremental growth here during the first half of 2004.

                           Winding up before heading for questions, on the (oft in) notes, we're actually getting some calls and visits from investment firms and financing sources for the first time in a couple of years. Whether indicative that the economy is truly making a turn around, or that they see we're past the WorldComm situation, it's a telecom picture that leaves more predictable of all three, we are often the interest.

                           Now, let's take some questions.


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                                                           Z-TEL COMMUNICATIONS
                                                         Moderator: Sarah Bialk
                                                            11-06-03/9:00 am CT
                                                          Confirmation #2116835
                                                                        Page 14

Operator:                  Thank you. Ladies and gentlemen. We will now begin
                           the question and answer session. If you do have a question, you will need to press the 1 followed by the 4 on your telephone. You will hear three tone prompts to acknowledge your request. If your question has been answered and you'd like to withdraw your polling request, you may do so by pressing the 1 followed by the 3. If you are using a speaker phone, please pick up your handset before entering your request.

                           One moment please for the first question.

                           The first question comes from the line of Vic Grover with Needham Company. Please go ahead.

Vic Grover:                Hey guys, how are you doing?

Man:                       Hey, Vic.

Vic Grover:                Hey. Good to see the progress. I just had a question
                           about the - well, a couple of questions.

                           On the wholesale side, the revenues are very strong and, you know, and trying to back into how many lines you have - I think you're suggesting you only have a few hundred thousand lines - but, the revenues what you get is the wholesale lines are over a million and I know you can't really break out exactly all these metrics, but any kind of color on the size of the wholesale line base would be helpful. Is there any kind of pre-payment happening here or some lumpiness?

                           And then - just some housekeeping - the retail is flat. I didn't hear this - what were the retail net ads and monthly (share) number? And I guess can


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                                                            11-06-03/9:00 am CT
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                           you give us a little more color on your network
                           solution strategy for the enterprise market. Will you deploy soft (switches), will you use agents, any kind of direct sales? Just trying to figure out where we can use that ramp because that's obviously a very large opportunity. Thanks a lot.

Trey Davis:                Vic, on the wholesale side, just to keep in mind we
                           are required by our audit firm to basically state our wholesale account on a gross accounting basis so that whatever expenses that we incur on behalf of that - on behalf of Sprint, are booked as revenue then backed out as expense. So, most of those are pass-through expenses, but as their activity levels increase, it increases the amount of revenue that we report as well as our expenses.

                           We did say that we had an excess of 200,000 lines. They basically said that on their call, and that's really probably all that we say about the exact line account.

                           (Unintelligible) is a great profitable deal for us and obviously as Greg said metrics are that if we add x amount of customers, we can pretty much predict x - times x of EBITDA that we're going to get from that customer base because most of the costs that we incur that we book as revenue then pass-through calls; they don't have any impact on our cash EBITDA, and then our fee is net of that. So...

Vic Grover:                Were there any kind of one-time costs in the quarter
                           that would boost that number up beyond its recurring base or is this kind of the recurring run-rate - is it a recurring figure?

Trey Davis:                There were no pre-payments involved. It's a recurring
                           figure. There's really nothing of any non-recurring nature in that number.


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D. Gregory Smith:          The (tartaric) way if we could (unintelligible), so
                           we pay some (bell) bills on behalf of Sprint. We also pay, you know, for certain personnel that they pay on a marked up basis.

                           So, I sort of look at it, to be honest with you, on a
                           - if you really take that 100,000 lines for $4 million in annualized EBITDA, you can sort of back end to what the monthly contribution is to Z-Tel and as (line grow) - you know, there's a pretty simple way of looking at (line grow) in 100,000 increments, you're going to see if everything else stays equal in Z-Tel EBITDA is going to go 4 million, you know, at a time.

                           So, because we're leveraging our (going) (5) (horns), it's a software outsource agreement, this (unintelligible).

                           Hey, on the enterprise side, you know, we're 6 months into it Vic - what we are seeing - it is an interesting phenomena. We've got a much better response from corporate America calling directly - we have 7 direct salespeople that are calling on multi-branch locations and we got over 200,000 lines in the pipeline with some type of negotiation and quotation side.

                           Not that we expect that we'll get 200,000 lines, but (the interesting) thing about it is that they are - they really want - and we sort of jokingly call inside Z-Tel as the one throat to choke. They want one provider to go across all of these different
                           (ilex) sites to make sure that their local services are adequately ordered, provisioned, managed, billed, they get some kind of (unintelligible) account, and so, it's a great niche for us.

                           Now, on the retail side, can you get the numbers on that?

                                                           Z-TEL COMMUNICATIONS
                                                         Moderator: Sarah Bialk
                                                            11-06-03/9:00 am CT
                                                          Confirmation #2116835
                                                                        Page 17

Trey Davis:                Yeah, our total retail line count was down about
                           25,000 lines for the quarter and I think we were at 260 at the last (15/30) and we were in the neighborhood of 230/235 at the end of September 3.

D. Gregory Smith:          And today we're down - we stabilized right around the
                           220 mark - 220,000 mark. But we put in 700 (credits) for us was required; was very rigid on discipline.

                           What happened is that while revenue's down and gross profit is down, operating costs are down faster. So, consumers are actually making more money then they did and we're starting now to start the...

                           The other thing that happened in the summer was every time we sold an account in (unintelligible) territory, there was a hundred check there the next day. So, we just took the foot of the gas and said - let's be smart about this because otherwise we're just going to get (churned) going through the roof.

Vic Grover:                Okay.

Operator:                  Once again, ladies and gentlemen, if you do have a
                           question you will need to press the 1 followed by the 4 on your telephone.

                           At this time, I am showing no further questions. I would now like to turn the conference back over to Ms. Sarah Bialk. Please go ahead.

Sarah Bialk:               Thanks. I would like to thank you all for joining us
                           today and let you know that if you have further questions you can reach me at 813-233-4586 or via email at sbialk@z-tel.com. Again, we appreciate your participation today and look forward to speaking with you next quarter.

                                                           Z-TEL COMMUNICATIONS
                                                         Moderator: Sarah Bialk
                                                            11-06-03/9:00 am CT
                                                          Confirmation #2116835
                                                                        Page 18

Operator:                  Thank you ladies and gentlemen. That does conclude
                           your conference for today. We thank you for your participation and ask that you please disconnect your line.

                                       END